EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                     Media Inquiries:
Itunu Orelaru                                                          Laurie Dippold
(317) 249-4559                                                           (317) 468-3900
investor_relations@openlane.com                    laurie.dippold@openlane.com

OPENLANE, Inc. Reports 2024 Financial Results
Carmel, IN, February 19, 2025 — OPENLANE, Inc. (NYSE: KAR), today reported its fourth quarter and annual financial results for the period ended December 31, 2024.
"OPENLANE delivered positive fourth quarter and full-year 2024 results, driven by another strong quarter in our marketplace business," said Peter Kelly, CEO. "The Marketplace grew year-over-year volume for the seventh straight quarter, including 15% growth in dealer volumes, and grew Adjusted EBITDA by an impressive 30%. Our customers are clearly responding to our unique offerings and our differentiated value proposition that delivers ease, speed and improved outcomes. We remain focused on our strategy – delivering the best marketplace, technology and customer experience, and are well positioned for continued growth."
"OPENLANE’s consistent growth and financial performance clearly demonstrate the strong scalability characteristics of our asset-light, digital model," said Brad Lakhia, Chief Financial Officer. "Our culture of innovation, growth and financial discipline increased revenue, reduced cost and delivered $293 million in Adjusted EBITDA. We will continue to lean into our marketplace go-to-market investments to drive growth while leveraging our leading, high-performing finance business."
Fourth Quarter Highlights
•Marketplace total volume YoY growth of 9%, with dealer YoY growth of 15%
•Consolidated revenue of $455 million, representing 12% YoY growth, driven by 18% YoY Marketplace growth
•Consolidated income from continuing operations of $52 million, with Marketplace contributing $26 million
•Consolidated Adjusted EBITDA of $73 million, representing 18% YoY growth
•Marketplace Adjusted EBITDA of $31 million, representing 30% YoY growth
Full Year Highlights
•Marketplace total volume YoY growth of 9%
•Consolidated revenue of $1,789 million, representing 5% YoY growth, driven by 8% YoY Marketplace growth
•Consolidated income from continuing operations of $110 million, with Marketplace contributing $2 million
•Consolidated Adjusted EBITDA of $293 million, representing 8% YoY growth
•Cash flow from operating activities of $293 million
•Marketplace Adjusted EBITDA of $135 million, representing 24% YoY growth
•Gross Merchandise Value (GMV) of approximately $27 billion, representing 12% YoY growth

2025 Guidance

Annual Guidance
Income from continuing operations (in millions)	$100 - $114
Adjusted EBITDA (in millions)	$290 - $310
Income from continuing operations per share - diluted *	$0.38 - $0.48
Operating adjusted net income from continuing operations per share - diluted	$0.90 - $1.00
* The company uses the two-class method of calculating income from continuing operations per diluted share. Under the two-class method, income from continuing operations is adjusted for dividends and undistributed earnings (losses) to the holders of the Series A Preferred Stock, and the weighted average diluted shares do not assume conversion of the preferred shares to common shares.
The December 2024 divestiture of the company's automotive key business is reflected in the 2025 guidance.
Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation, tax adjustments, adverse changes in the value of foreign currencies relative to the U.S. dollar, changes in applicable laws and regulations (including significant accounting and tax matters) and intangible impairments. The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Operating adjusted net income from continuing operations per share excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance included below.
Earnings Conference Call Information
OPENLANE will be hosting an earnings conference call and webcast on Wednesday, February 19, 2025 at 5:00 p.m. ET. The call will be hosted by OPENLANE Chief Executive Officer Peter Kelly and Chief Financial Officer Brad Lakhia. The conference call may be accessed by calling 1-833-634-2155 and asking to join the OPENLANE call. A live webcast will be available at the investor relations section of corporate.openlane.com. Supplemental financial information for OPENLANE’s fourth quarter 2024 results is available at the investor relations section of corporate.openlane.com.
The archive of the webcast will be available following the call at the investor relations section of corporate.openlane.com for a limited time.
About OPENLANE
OPENLANE, Inc. (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. OPENLANE's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated marketplaces reduce risk, improve transparency and streamline transactions for customers around the globe. Headquartered in Carmel, Indiana, OPENLANE has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest OPENLANE news, visit corporate.openlane.com.
Forward-Looking Statements
Certain statements contained in this release include, and the company may make related oral, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts (including but not limited to statements regarding our growth opportunities and strategies, industry outlook, competitive position, business and investment plans and initiatives, and 2025 financial guidance) may be forward-looking statements. Words such as "should," "may," "will," "would," "anticipate," "expect," "project," "intend," “contemplate,” "plan," "believe," "seek," "estimate," "assume," “can,” "could," "continue,” "of the opinion," "confident," "is set," "is on track," "outlook," “target,” “position,” “predict,” “initiative," "goal," "opportunity" and similar expressions identify forward-looking statements. Such statements are based on management's current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in the company's annual and quarterly periodic reports, and in the company's other filings and reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release. The company undertakes no obligation to update any forward-looking statements.

OPENLANE, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating revenues
Auction fees	$112.0	$90.0	$443.8	$395.3
Service revenue	141.2	144.5	586.6	619.7
Purchased vehicle sales	95.6	60.2	327.0	236.7
Finance revenue	106.2	111.4	431.1	444.0
Total operating revenues	455.0	406.1	1,788.5	1,695.7

Operating expenses
Cost of services (exclusive of depreciation and amortization)	244.5	204.8	956.3	867.6
Finance interest expense	28.3	34.0	123.5	130.6
Provision for credit losses	12.1	17.2	54.3	59.2
Selling, general and administrative	99.7	101.4	408.6	421.8
Depreciation and amortization	23.0	25.3	95.2	101.5
Gain on sale of business	(31.6)	—	(31.6)	—
Goodwill and other intangibles impairment	—	—	—	250.8
Total operating expenses	376.0	382.7	1,606.3	1,831.5

Operating profit (loss)	79.0	23.4	182.2	(135.8)

Interest expense	4.6	5.3	21.8	25.2
Other expense (income), net	5.4	(3.1)	2.5	(15.6)
Loss on extinguishment of debt	—	—	—	1.1

Income (loss) from continuing operations before income taxes	69.0	21.2	157.9	(146.5)

Income taxes	16.7	7.6	48.0	8.3

Income (loss) from continuing operations	52.3	13.6	109.9	(154.8)
Income from discontinued operations, net of income taxes	—	0.7	—	0.7
Net income (loss)	$52.3	$14.3	$109.9	$(154.1)

Net income (loss) per share - basic
Income (loss) from continuing operations	$0.29	$0.02	$0.46	$(1.83)
Income from discontinued operations	—	—	—	0.01
Net income (loss) per share - basic	$0.29	$0.02	$0.46	$(1.82)

Net income (loss) per share - diluted
Income (loss) from continuing operations	$0.29	$0.02	$0.45	$(1.83)
Income from discontinued operations	—	—	—	0.01
Net income (loss) per share - diluted	$0.29	$0.02	$0.45	$(1.82)

OPENLANE, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	December 31, 2024	December 31, 2023
Cash and cash equivalents	$143.0	$93.5
Restricted cash	40.7	65.4
Trade receivables, net of allowances	248.2	291.8
Finance receivables, net of allowances	2,322.7	2,282.0
Other current assets	96.9	109.2
Total current assets	2,851.5	2,841.9

Goodwill	1,222.9	1,271.2
Customer relationships, net of accumulated amortization	117.7	136.1
Operating lease right-of-use assets	67.1	75.9
Property and equipment, net of accumulated depreciation	149.3	169.8
Intangible and other assets	213.8	231.4
Total assets	$4,622.3	$4,726.3

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$682.7	$692.3
Obligations collateralized by finance receivables	1,660.3	1,631.9
Current maturities of debt	222.5	154.6
Total current liabilities	2,565.5	2,478.8

Long-term debt	—	202.4
Operating lease liabilities	60.4	70.4
Other non-current liabilities	41.2	35.2
Temporary equity	612.5	612.5
Stockholders’ equity	1,342.7	1,327.0
Total liabilities, temporary equity and stockholders’ equity	$4,622.3	$4,726.3

OPENLANE, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Year Ended December 31,
	2024	2023
Operating activities
Net income (loss)	$109.9	$(154.1)
Net income from discontinued operations	—	(0.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	95.2	101.5
Provision for credit losses	54.3	59.2
Deferred income taxes	1.7	(29.8)
Amortization of debt issuance costs	9.1	8.7
Stock-based compensation	14.7	16.5
Contingent consideration adjustment	—	1.3
Investment and note receivable impairment	—	10.3
Gain on sale of property	(31.6)	—
Goodwill and other intangibles impairment	—	250.8
Loss on extinguishment of debt	—	1.1
Other non-cash, net	(0.3)	1.0
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	44.4	(66.0)
Accounts payable and accrued expenses	(4.6)	39.8
Payments of contingent consideration in excess of acquisition-date fair value	—	(2.6)
Net cash provided by operating activities - continuing operations	292.8	237.0
Net cash used by operating activities - discontinued operations	(1.4)	(1.6)
Investing activities
Net (increase) decrease in finance receivables held for investment	(96.7)	64.8
Acquisition of businesses (net of cash acquired)	—	(103.0)
Purchases of property, equipment and computer software	(53.0)	(52.0)
Investments in securities	(2.8)	(1.3)
Proceeds from sale of investments	0.9	—
Proceeds from note receivable	—	0.7
Proceeds from the sale of business	79.8	—
Proceeds from the sale of property and equipment	0.9	0.3
Net cash used by investing activities - continuing operations	(70.9)	(90.5)
Net cash provided by investing activities - discontinued operations	—	7.0
Financing activities
Net increase (decrease) in book overdrafts	0.8	(2.3)
Net (repayments of) borrowings on lines of credit	(131.7)	5.9
Net increase (decrease) in obligations collateralized by finance receivables	49.5	(55.9)
Payments for debt issuance costs/amendments	(15.1)	(6.7)
Payment for early extinguishment of debt	—	(140.1)
Payments on finance leases	(0.9)	(1.9)
Payments of contingent consideration and deferred acquisition costs	—	(12.4)
Issuance of common stock under stock plans	1.4	2.7
Tax withholding payments for vested RSUs	(3.5)	(2.6)
Repurchase and retirement of common stock	(30.0)	(22.2)
Dividends paid on Series A Preferred Stock	(44.4)	(44.4)
Net cash used by financing activities - continuing operations	(173.9)	(279.9)
Net cash provided by financing activities - discontinued operations	—	—
Net change in cash balances of discontinued operations	—	—
Effect of exchange rate changes on cash	(21.8)	9.2
Net increase (decrease) in cash, cash equivalents and restricted cash	24.8	(118.8)
Cash, cash equivalents and restricted cash at beginning of period	158.9	277.7
Cash, cash equivalents and restricted cash at end of period	$183.7	$158.9
Cash paid for interest	$140.7	$145.2
Cash paid for taxes, net of refunds - continuing operations	$36.6	$35.8
Cash paid for taxes, net of refunds - discontinued operations	$(1.8)	$1.5

OPENLANE, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss), operating profit (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income (loss) and operating adjusted net income (loss) per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income (loss) and operating adjusted net income (loss) per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) and operating adjusted net income (loss) per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following tables reconcile EBITDA and Adjusted EBITDA to income (loss) from continuing operations for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(In millions), (Unaudited)	2024	2023	2024	2023
Income (loss) from continuing operations	$52.3	$13.6	$109.9	$(154.8)
Add back:
Income taxes	16.7	7.6	48.0	8.3
Finance interest expense	28.3	34.0	123.5	130.6
Interest expense, net of interest income	4.1	4.9	20.2	21.7
Depreciation and amortization	23.0	25.3	95.2	101.5
EBITDA	124.4	85.4	396.8	107.3
Non-cash stock-based compensation	1.1	3.6	15.9	17.4
Loss on extinguishment of debt	—	—	—	1.1
Acquisition related costs	0.1	2.0	0.6	3.1
Securitization interest	(25.7)	(31.4)	(112.7)	(120.4)
Gain on sale of business	(31.6)	—	(31.6)	—
Severance	2.4	2.1	11.6	5.5
Foreign currency (gains)/losses	6.5	(2.1)	5.8	(2.9)
Goodwill and other intangibles impairment	—	—	—	250.8
Contingent consideration adjustment	—	—	—	1.3
(Gain) loss on investments	(0.4)	(0.4)	(0.4)	—
Professional fees related to business improvement efforts	—	2.1	1.5	6.6
Impact for newly enacted Canadian DST related to prior years	(4.6)	—	5.4	—
Other	0.5	0.5	0.5	2.2
Total addbacks/(deductions)	(51.7)	(23.6)	(103.4)	164.7
Adjusted EBITDA	$72.7	$61.8	$293.4	$272.0

	Three Months Ended December 31, 2024
(Dollars in millions), (Unaudited)	Marketplace	Finance	Consolidated
Income from continuing operations	$25.9	$26.4	$52.3
Add back:
Income taxes	7.3	9.4	16.7
Finance interest expense	—	28.3	28.3
Interest expense, net of interest income	4.1	—	4.1
Depreciation and amortization	20.0	3.0	23.0
EBITDA	57.3	67.1	124.4
Non-cash stock-based compensation	0.9	0.2	1.1
Acquisition related costs	0.1	—	0.1
Securitization interest	—	(25.7)	(25.7)
Gain on sale of business	(31.6)	—	(31.6)
Severance	2.3	0.1	2.4
Foreign currency (gains)/losses	6.4	0.1	6.5
(Gain)/loss on investments	(0.4)	—	(0.4)
Impact for newly enacted Canadian DST related to prior years	(4.6)	—	(4.6)
Other	0.5	—	0.5
Total addbacks/(deductions)	(26.4)	(25.3)	(51.7)
Adjusted EBITDA	$30.9	$41.8	$72.7

	Year Ended December 31, 2024
(Dollars in millions), (Unaudited)	Marketplace	Finance	Consolidated
Income from continuing operations	$1.7	$108.2	$109.9
Add back:
Income taxes	11.3	36.7	48.0
Finance interest expense	—	123.5	123.5
Interest expense, net of interest income	20.2	—	20.2
Depreciation and amortization	83.3	11.9	95.2
Intercompany interest	13.3	(13.3)	—
EBITDA	129.8	267.0	396.8
Non-cash stock-based compensation	12.9	3.0	15.9
Acquisition related costs	0.6	—	0.6
Securitization interest	—	(112.7)	(112.7)
Gain on sale of business	(31.6)	—	(31.6)
Severance	10.5	1.1	11.6
Foreign currency (gains)/losses	5.8	—	5.8
(Gain)/loss on investments	(0.4)	—	(0.4)
Professional fees related to business improvement efforts	1.2	0.3	1.5
Impact for newly enacted Canadian DST related to prior years	5.4	—	5.4
Other	0.3	0.2	0.5
Total addbacks/(deductions)	4.7	(108.1)	(103.4)
Adjusted EBITDA	$134.5	$158.9	$293.4

The following table reconciles operating adjusted net income and operating adjusted net income per diluted share to net income (loss) from continuing operations for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts), (Unaudited)	2024	2023	2024	2023
Net income (loss) from continuing operations	$52.3	$13.6	$109.9	$(154.8)
Acquired amortization expense	8.3	9.5	35.7	37.8
Impact for newly enacted Canadian DST related to prior years	(4.6)	—	5.4	—
Gain on sale of business	(31.6)	—	(31.6)	—
Loss on extinguishment of debt	—	—	—	1.1
Contingent consideration adjustment	—	—	—	1.3
Goodwill and other intangibles impairment	—	—	—	250.8
Income taxes (1)	6.1	(0.1)	3.3	(32.5)
Operating adjusted net income from continuing operations	$30.5	$23.0	$122.7	$103.7

Operating adjusted net income from discontinued operations	$—	$0.7	$—	$0.7

Operating adjusted net income	$30.5	$23.7	$122.7	$104.4

Operating adjusted net income from continuing operations per share - diluted (2)	$0.21	$0.16	$0.85	$0.72
Operating adjusted net income from discontinued operations per share - diluted	—	—	—	—
Operating adjusted net income per share - diluted	$0.21	$0.16	$0.85	$0.72

Weighted average diluted shares - including assumed conversion of preferred shares	144.1	144.7	145.0	144.8
(1)For the three months and years ended December 31, 2024 and 2023, each tax deductible item was booked to the applicable statutory rate. The deferred tax benefits of $52.5 million and $6.5 million associated with the goodwill and tradename impairments in 2023, respectively, resulted in the U.S. being in a net deferred tax asset position. Due to the three-year cumulative loss related to U.S. operations, we currently have a $35.8 million valuation allowance against the U.S. net deferred tax asset.
(2)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the determination of operating adjusted net income for purposes of calculating operating adjusted net income per diluted share.

The following table reconciles EBITDA and Adjusted EBITDA to income from continuing operations for the 2025 guidance presented:

	2025 Guidance
(In millions), (Unaudited)	Low	High
Income from continuing operations	$100	$114
Add back:
Income taxes	47	53
Finance interest expense	103	103
Interest expense, net of interest income	12	12
Depreciation and amortization	95	95
EBITDA	357	377
Total addbacks/(deductions), net	(67)	(67)
Adjusted EBITDA	$290	$310
The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per diluted share to income from continuing operations for the 2025 guidance presented:

	2025 Guidance
(In millions, except per share amounts), (Unaudited)	Low	High
Income from continuing operations	$100	$114
Total adjustments, net	31	31
Operating adjusted net income from continuing operations	$131	$145

Operating adjusted net income from continuing operations per share – diluted	$0.90	$1.00

Weighted average diluted shares - including assumed conversion of preferred shares	145	145